Exhibit 10.11

                     AMENDMENT NO. 2 TO SUBLICENSE AGREEMENT

THIS AMENDMENT NO. 2 TO SUBLICENSE AGREEMENT, (the "Amendment"), is made as of the 22nd day of June, 2004, by and between COATES INTERNATIONAL, LTD., A Delaware corporation, having its principal offices located at 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719-9738 ( SUBLICENSOR") and COATES MOTORCYCLE COMPANY, LTD., having its principal offices located at Central Avenue, Building 3 Farmingdale, New Jersey 07727 ( the " SUBLICENSEE").

                                   BACKGROUND

      WHEREAS, pursuant to a certain Sublicense Agreement, dated April 30, 2003 (the "Sublicense Agreement"), and a certain Amendment No. 1 to Sublicense Agreement, dated March 5, 2004 ("Amendment No. 1") SUBLICENSEE received certain exclusive licensing rights for motorcycle applications as defined therein from the SUBLICENSOR to make, use and sell combustion engines utilizing the CSRV Valve System as well as the rights to franchise and sublicense certain Patent Rights* and Technical Information* relating to Licensed Products* utilizing the CSRV Valve System* throughout the countries, their territories and possessions, of North America, Central America and South America (the "Territory");

      WHEREAS, pursuant to Amendment No. 1, SUBLICENSEE is obligated to register 1,000,000 shares of its common stock owned by SUBLICENSOR under applicable federal and state securities laws by June 1, 2004 in order that SUBLICENSOR may distribute such shares as a stock dividend to its shareholders of record;

      WHEREAS, pursuant to negotiations to list SUBLICENSEE's securities for trading with The American Stock Exchange (the "Amex") in connection with its initial public offering, the parties have agreed that SUBLICENSEE shall increase the amount of common shares owned by SUBLICENSOR in the current registration statement from 1,000,000 common shares to 1,500,000 common shares and to extend the deadline to accomplish such registration from June 1, 2004 to August 1, 2004.

      NOW, THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertakings set forth herein and the direct and indirect benefits to be derived by each of them, it is agreed by and among the SUBLICENSOR and SUBLICENSEE as follows:

I. Amendment of Amendment No. 1.

      Subject to the terms and conditions set forth herein, SUBLICENSOR and SUBLICENSEE agree to amend Amendment No. 1 as follows:

1. Article 5.1, subparagraphs (b), (c), (d), (e) and (f) of Amendment No. 1 shall be amended by substituting the number "1,500,000" for the number "1,000,000" where set forth in said subparagraphs.

2. Article 5.1, subparagraph (d) shall be further amended by substituting the date "August 1, 2004" in lieu of the date "June 1, 2004".

II. Ratification and Confirmation of Balance of Terms and Provisions of Sublicense Agreement and Amendment No. 1.


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      SUBLICENSOR and SUBLICENSEE hereby ratify and confirm all of the terms and provisions of the Sublicense Agreement and Amendment No. 1 not expressly modified by this Amendment and incorporate by reference all of such terms and provisions into this Amendment as if set forth herein in their entirety.

      IN WITNESS WHEREOF, the SUBLICENSOR and SUBLICENSEE have executed this Amendment as of the day, month and year first above written.

                                    SUBLICENSOR:

                                    COATES INTERNATIONAL, LTD.


                                    By: /s/ George J. Coates
                                    -------------------------------
                                    George J. Coates, President


                                    SUBLICENSEE:

                                    COATES MOTORCYCLE COMPANY, LTD.

                                    By: /s/ Gregory G. Coates
                                    -------------------------------
                                    Gregory G. Coates, President